1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

News Release

Contact:

Patricia A. Spinella, Investor Relations – 201-847-5453

Colleen T. White, Corporate Communications – 201-847-5369

BD ANNOUNCES RESULTS FOR FIRST FISCAL QUARTER

Franklin Lakes, NJ (January 26, 2006) – BD (Becton, Dickinson and Company) (NYSE: BDX) today reported record quarterly revenues of $1.414 billion for the first fiscal quarter ended December 31, 2005, representing an increase of 10 percent over the prior year period. This quarter’s growth rate reflects an overall estimated 1 percent unfavorable impact from foreign currency translation, which affected all segments.

“Our strong performance this quarter, and over the last five years, demonstrates that our strategy to drive growth through innovation, expand our margins by improving operating effectiveness and generate strong cash flow is working,” said Edward J. Ludwig, Chairman, President and Chief Executive Officer. “This strong performance enables us to continue to return value to shareholders and provides us the capacity to invest for the future. We are doing this primarily by increasing the pace of R&D spending and, as appropriate, through strategic investments, such as our recent agreement to acquire GeneOhm Sciences to drive our molecular diagnostics strategy.”

Analysis of First Quarter Fiscal Year 2006 and 2005 Earnings

The following analysis of diluted earnings per share from continuing operations for the first quarter of fiscal 2006 and 2005 identifies specified items that affect comparability of results between periods.

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(Table 1)	Three Months Ended December 31,
	FY2006	FY2005	% Incr.

Diluted EPS from Continuing Operations	$0.85	$0.74	15%

Specified Items:
Insurance Settlement(1)	(0.02)
Tax Examinations(2)	-	(0.04)
Tax Rate Impact(3)	-	(0.02)
	(0.02)	(0.06)
Diluted EPS from Continuing Operations Excluding Specified Items	$0.83	$0.68	22%

(1) Represents the effect on diluted earnings per share from continuing operations of proceeds from insurance settlement concluded in the first fiscal quarter 2006.

(2) Represents the effect on diluted earnings per share from continuing operations of the reversal of tax reserves in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

(3) Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the first fiscal quarter 2005 tax rate to vary from the then expected effective tax rate for fiscal 2005.

Based on the foregoing analysis, diluted earnings per share from continuing operations, excluding specified items, for the first fiscal quarter of 2006 of 83 cents increased by 22 percent over diluted earnings per share from continuing operations, excluding specified items, of 68 cents for the first fiscal quarter of 2005.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $771 million, representing an increase of 11 percent over the prior year period. Strong sales in the Pharmaceutical Systems and Diabetes Care units contributed to growth. U.S. sales of safety-engineered products totaled $132 million, compared with $126 million in the prior year’s quarter. Included in BD Medical revenues were international sales of safety-engineered products of $22 million, compared with $18 million in the prior year’s quarter.

In the BD Diagnostics segment, worldwide revenues for the quarter were $444 million, representing an increase of 7 percent over the prior year period. The Diagnostic Systems unit of the segment reported revenue growth of 8 percent, due primarily to strong sales of flu diagnostic tests, which totaled $27 million, compared with $18 million in the prior year’s period. Solid sales growth from the BD ProbeTec™ and BD Phoenix™ instrument platforms also contributed to growth. The Preanalytical Systems unit of the segment reported revenue growth of 7 percent. U.S. sales of safety-engineered products totaled $96 million, compared with $86 million in the prior year’s quarter. International sales of safety-engineered products totaled $52 million, compared with $42 million in the prior year’s quarter.

In the BD Biosciences segment, worldwide revenues for the quarter were $200 million, representing an increase of 10 percent over the prior year period. Research instruments and reagent sales continued to be the primary growth contributors, driven by increased demand for both research analyzers and sorters.

Geographic Results

First quarter revenues in the U.S. were $681 million, representing an increase of 9 percent over the prior year period. Revenues outside the U.S. were $733 million, representing an increase of 10 percent over the prior year period, and reflect an estimated 2 percent unfavorable impact from foreign currency translation.

Planned Acquisition of GeneOhm Sciences, Inc.

On January 10, 2006 BD announced that it had signed an agreement to acquire GeneOhm Sciences, Inc. (“the acquisition”), a privately held company that has pioneered the development of molecular diagnostic testing for the rapid detection of bacterial organisms, including those known to cause healthcare-associated infections (HAIs). The acquisition is subject to regulatory approval and is expected to close by the end of March 2006. As a result of the acquisition, the Company expects its diluted earnings per share from continuing operations would be reduced by an estimated 1 cent for the second quarter and 7 cents for the full fiscal year 2006 (see Table 2 below). In addition, the Company would reflect an in-process research and development charge, which would further reduce estimated diluted earnings per share from continuing operations by approximately 20 to 25 cents.

Fiscal 2006 Outlook for Full Year and Second Quarter – Refer to Table 2 Below

The Company estimates that diluted earnings per share from continuing operations, excluding specified items and the in-process research and development charge, and including the expected dilutive impact on operating results from the anticipated acquisition, will increase approximately 9-11 percent for the full fiscal year 2006 over diluted earnings per share from continuing operations, excluding specified items, of $2.88 for the fiscal year 2005.

The Company also estimates that diluted earnings per share from continuing operations, excluding specified items and the in-process research and development charge, and including the expected dilutive impact on operating results from the anticipated acquisition, will increase approximately 6-7 percent for the second fiscal quarter of 2006 over diluted earnings per share from continuing operations of 71 cents for the second fiscal quarter of 2005.

For the six-month period ending March 31, 2006, the Company estimates that diluted earnings per share from continuing operations, excluding specified items and the in-process research and development charge, and including the expected dilutive impact on operating results from the anticipated acquisition, will increase approximately 14-15 percent over diluted earnings per share from continuing operations, excluding specified items, of $1.38 for the prior year period.

Consistent with our initial fiscal year guidance on November 3, 2005, second half fiscal year 2006 diluted earnings per share from continuing operations, excluding the expected dilutive impact on operating results from the anticipated acquisition, are expected to increase approximately 9-11 percent over diluted earnings per share from continuing operations, excluding specified items, of $1.50 for the prior year period.

The following analysis of estimated diluted earnings per share from continuing operations for the second fiscal quarter and full fiscal year identifies specified items that affect the comparability of results between periods.

(Table 2)	Three Months Ended			Six Months Ended
	March 31,			March 31,
	FY2006	FY2005	% Incr.	FY2006	FY2005	% Incr.
	(Estimated)			(Estimated)

Diluted EPS from Continuing Operations: Excluding GeneOhm Operations	$0.79-$0.80	$ 0.71	11-13%	$1.64-$1.65	$ 1.45	13-14%

Specified Items:
Insurance Settlements(1)	(0.03)	-		(0.05)	-
Tax Examinations(2)	-	-		-	(0.04)
Tax Rate Impact(3)	-	-		-	(0.02)
Rounding	-	-		-	(0.01)
	(0.03)	-		(0.05)	(0.07)

Diluted EPS from Continuing Operations: Excluding Specified Items and GeneOhm Operations	0.76-0.77	0.71	7-8%	1.59-1.60	1.38	15-16%

GeneOhm Operations(4)	(0.01)	-		(0.01)	-

Diluted EPS from Continuing Operations: Excluding Specified Items and Including GeneOhm Operations	$0.75-$0.76	$ 0.71	6%-7%	$1.58-$1.59	$ 1.38	14%-15%

	Six Months Ended September 30,			Twelve Months Ended September 30,
	FY2006	FY2005	% Incr.	FY2006	FY2005	% Incr.
	(Estimated)			(Estimated)

Diluted EPS from Continuing Operations: Excluding GeneOhm Operations	$1.63-$1.66	$ 1.21	35-37%	$3.27-$3.31	$ 2.66	23-24%

Specified Items:
Insurance Settlements(1)	-	-		(0.05)	-
Tax Examinations(2)	-	-		-	(0.04)
Tax Rate Impact(3)	-	0.02		-	-
RepatriationTax Charge(5)	-	0.27		-	0.27
Rounding	-	-		-	(0.01)
	-	0.29		(0.05)	0.22

Diluted EPS from Continuing Operations: Excluding Specified Items and GeneOhm Operations	1.63-1.66	1.50	9-11%	3.22-3.26	2.88	12-13%

GeneOhm Operations(4)	(0.06)	-		(0.07)	-

Diluted EPS from Continuing Operations: Excluding Specified Items and Including GeneOhm Operations	$1.57-$1.60	$ 1.50	5-7%	$3.15-$3.19	$ 2.88	9%-11%

(1) Represents the effect on estimated diluted earnings per share from continuing operations of estimated proceeds from insurance settlements. Full fiscal year 2006 estimate of approximately 5 cents reflects a settlement of $7 million completed in the first quarter (2 cents per diluted earnings per share from continuing operations) and approximately $12 million (3 cents per diluted earnings per share from continuing operations) from settlements anticipated to be completed in the second quarter.

(2) Represents the effect on estimated diluted earnings per share from continuing operations of the reversal of tax reserves in the first fiscal quarter of 2005 in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

(3) Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the quarterly tax rate to vary from the then expected effective tax rate for fiscal year 2005.

(4) Does not include expected in-process research and development charge, resulting in an estimated impact of between 20 and 25 cents on diluted earnings per share from continuing operations, which would be recorded upon closing of the acquisition.

(5) Included in diluted earnings per share from continuing operations for the fourth quarter of fiscal 2005 is

27 cents per diluted share substantially related to the impact on taxes of the planned repatriation of $1.3 billion of foreign earnings under the provisions of the American Jobs Creation Act.

Conference Call Information

A conference call regarding BD’s first quarter results and its expectations for the second quarter and full fiscal year will be broadcast live on BD’s website, www.bd.com/investors, at 10:00 a.m. (ET) Thursday, January 26, 2006. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-937-5460 (domestic) and 1-203-369-3865 (international) through the close of business on February 1, 2006.

This news release contains certain non-GAAP financial measures. A reconciliation of these and other measures to the comparable GAAP measures is included in this release, the attached financial tables, and BD’s Current Report on Form 8-K dated January 26, 2006.

About BD

BD, a leading global medical technology company that makes and sells medical devices, instrumented systems and reagents, is dedicated to improving people’s health throughout the world. BD is focused on improving drug therapy, enhancing the quality and speed of diagnosing infectious diseases, and advancing research and discovery of new drugs and vaccines. The Company’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs more than 25,000 people in approximately 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. For more information, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2006 Outlook for Full Year and Second Quarter,” contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues, earnings per share and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; changes in interest or foreign currency exchange rates; difficulties inherent in product development and delays in product introductions; changes in regional, national or foreign economic conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); changes in healthcare or other governmental regulation; and issuance of new or revised accounting standards, as well as other factors discussed in this press release and in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY CONSOLIDATED INCOME STATEMENTS (Unaudited; Amounts in thousands, except per-share data)

	Three Months Ended December 31,
	2005	2004	% Change

REVENUES	$1,414,061	$1,288,369	9.8

Cost of products sold	675,741	634,501	6.5
Selling and administrative	367,874	341,088	7.9
Research and development	69,325	62,083	11.7
TOTAL OPERATING COSTS
AND EXPENSES	1,112,940	1,037,672	7.3

OPERATING INCOME	301,121	250,697	20.1

Interest expense	(16,760)	(14,327)	17.0
Interest income	14,671	5,205	NM
Other expense, net	(1,163)	(2,861)	(59.3)

INCOME FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES	297,869	238,714	24.8

Income tax provision	80,009	44,316	80.5

INCOME FROM CONTINUING OPERATIONS	217,860	194,398	12.1

INCOME FROM DISCONTINUED OPERATIONS
NET OF INCOME TAX PROVISION OF $ —
AND $623, RESPECTIVELY	-	953	NM

NET INCOME	$217,860	$195,351	11.5

EARNINGS PER SHARE

Basic:
Income from continuing operations	$0.88	$0.77	14.3
Income from discontinued operations	$-	$-	-
Net income (1)	$0.88	$0.78	12.8

Diluted:
Income from continuing operations	$0.85	$0.74	14.9
Income from discontinued operations	$-	$-	-
Net income (1)	$0.85	$0.75	13.3

AVERAGE SHARES OUTSTANDING

Basic	248,046	251,232
Diluted	255,851	261,970

NM - Not Meaningful

(1) Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY SUPPLEMENTAL INFORMATION Three Months Ended December 31, (Unaudited; Amounts in thousands, except per-share data)

	2005
	As	Insurance	Excluding
	Reported	Settlement (1)	Items

Selling and administrative	367,874	7,000	374,874
as a % of revenues	26.0%		26.5%

Operating Income	301,121	(7,000)	294,121
as a % of revenues	21.3%		20.8%

Income taxes	80,009	(2,660)	77,349
effective tax rate	26.9%		26.6%

Income from continuing operations	217,860	(4,340)	213,520
as a % of revenues	15.4%		15.1%

Diluted earnings per share
Income from continuing operations	$ 0.85	$ (0.02)	$ 0.83

(1) Represents proceeds from insurance settlement concluded in the first fiscal quarter 2006.

	2004
	As	Tax	Tax	Excluding
	Reported	Examinations (3)	Rate Impact (4)	Items

Income taxes	44,316	11,265	5,150	60,731
effective tax rate	18.6%			25.4%

Income from continuing operations	194,398	(11,265)	(5,150)	177,983
as a % of revenues	15.1%			13.8%

Diluted earnings per share
Income from continuing operations	$0.74	$(0.04)	$(0.02)	$ 0.68
Diluted earnings per share (2)	$0.75	$(0.04)	$(0.02)	$ 0.68

(2)	Total per share amounts may not add due to rounding.

(3)	Relates to the reversal of tax reserves in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

(4)	Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the first fiscal quarter 2005 tax rate to vary from the then expected effective tax rate for fiscal 2005.

BECTON DICKINSON AND COMPANY SUPPLEMENTAL REVENUE INFORMATION REVENUES BY SEGMENT AND GEOGRAPHIC AREA (Unaudited; Amounts in thousands)

	Three Months Ended December 31,
	2005	2004	% Change

BD MEDICAL
United States	$366,583	$329,654	11.2
International	404,117	364,168	11.0
TOTAL	$770,700	$693,822	11.1

BD DIAGNOSTICS
United States	$229,088	$218,708	4.7
International	214,766	195,075	10.1
TOTAL	$443,854	$413,783	7.3

BD BIOSCIENCES
United States	$85,314	$75,697	12.7
International	114,193	105,067	8.7
TOTAL	$199,507	$180,764	10.4

TOTAL REVENUES
United States	$680,985	$624,059	9.1
International	733,076	664,310	10.4
TOTAL	$1,414,061	$1,288,369	9.8

BECTON DICKINSON AND COMPANY SUPPLEMENTAL REVENUE INFORMATION REVENUES BY BUSINESS SEGMENTS AND UNITS Three Months Ended December 31, (Unaudited; Amounts in thousands)

	United States
	2005	2004	% Change

BD MEDICAL
Medical Surgical Systems	$222,266	$215,506	3.1
Diabetes Care	110,401	88,461	24.8
Pharmaceutical Systems	28,400	20,049	41.7
Ophthalmic Systems	5,516	5,638	(2.2)
TOTAL	$366,583	$329,654	11.2

BD DIAGNOSTICS
Preanalytical Systems	$122,789	$114,763	7.0
Diagnostic Systems	106,299	103,945	2.3
TOTAL	$229,088	$218,708	4.7

BD BIOSCIENCES
Discovery Labware	$27,700	$24,094	15.0
Immunocytometry Systems	40,437	34,694	16.6
Pharmingen	17,177	16,909	1.6
TOTAL	$85,314	$75,697	12.7

TOTAL UNITED STATES	$680,985	$624,059	9.1

BECTON DICKINSON AND COMPANY SUPPLEMENTAL REVENUE INFORMATION REVENUES BY BUSINESS SEGMENTS AND UNITS Three Months Ended December 31, (continued) (Unaudited; Amounts in thousands)

	International
			% Change
	2005	2004	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$205,897	$194,058	6.1	5.2	0.9
Diabetes Care	73,295	70,217	4.4	6.6	(2.2)
Pharmaceutical Systems	115,363	90,636	27.3	33.8	(6.5)
Ophthalmic Systems	9,562	9,257	3.3	7.8	(4.5)
TOTAL	$404,117	$364,168	11.0	12.7	(1.7)

BD DIAGNOSTICS
Preanalytical Systems	$99,374	$93,758	6.0	7.6	(1.6)
Diagnostic Systems	115,392	101,317	13.9	18.1	(4.2)
TOTAL	$214,766	$195,075	10.1	13.1	(3.0)

BD BIOSCIENCES
Discovery Labware	$22,009	$22,869	(3.8)	(0.1)	(3.7)
Immunocytometry Systems	72,415	65,406	10.7	14.7	(4.0)
Pharmingen	19,769	16,792	17.7	22.2	(4.5)
TOTAL	$114,193	$105,067	8.7	12.7	(4.0)

TOTAL INTERNATIONAL	$733,076	$664,310	10.4	12.8	(2.4)

BECTON DICKINSON AND COMPANY SUPPLEMENTAL REVENUE INFORMATION REVENUES BY BUSINESS SEGMENTS AND UNITS Three Months Ended December 31, (continued) (Unaudited; Amounts in thousands)

	Total
			% Change
	2005	2004	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$428,163	$409,564	4.5	4.1	0.4
Diabetes Care	183,696	158,678	15.8	16.8	(1.0)
Pharmaceutical Systems	143,763	110,685	29.9	35.2	(5.3)
Ophthalmic Systems	15,078	14,895	1.2	4.0	(2.8)
TOTAL	$770,700	$693,822	11.1	12.0	(0.9)

BD DIAGNOSTICS
Preanalytical Systems	$222,163	$208,521	6.5	7.2	(0.7)
Diagnostic Systems	221,691	205,262	8.0	10.1	(2.1)
TOTAL	$443,854	$413,783	7.3	8.7	(1.4)

BD BIOSCIENCES
Discovery Labware	$49,709	$46,963	5.8	7.6	(1.8)
Immunocytometry Systems	112,852	100,100	12.7	15.3	(2.6)
Pharmingen	36,946	33,701	9.6	11.8	(2.2)
TOTAL	$199,507	$180,764	10.4	12.7	(2.3)

TOTAL REVENUES	$1,414,061	$1,288,369	9.8	11.0	(1.2)